                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE
- -----------------------------------------------------------

                                                                Three Months Ended            Six Months Ended
                                                                     June 30,                     June 30,
                                                               1996           1995           1996           1995
                                                              ----------    ----------     ----------     ----------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Operations
- ---------------------------------------

Adjustment to net loss per statements
  of operations to amount used in primary
  loss per share computation:

  Net loss                                                     ($999,700)  ($1,351,100)   ($1,827,900)   ($1,999,000)

  Add interest on convertible
  debentures, net of tax effect                                 (B)            (B)           (B)            (B)
                                                              ----------    ----------     ----------     ----------
  Net loss, as adjusted                                        ($999,700)  ($1,351,100)   ($1,827,900)   ($1,999,000)
                                                              ==========    ==========     ==========     ==========


Adjustment to weighted average shares
  outstanding to amount used in primary
  earnings (loss) per share computation:

  Weighted average shares outstanding                         30,872,700    25,650,500     29,072,300     25,604,600

  Additional shares issuable from
      assumed exercise of options and
      warrants (Note A)                                         (B)            (B)           (B)            (B)

  Add shares issuable from assumed
      exercise of convertible debentur                          (B)            (B)           (B)            (B)
                                                              ----------    ----------     ----------     ----------
  Primary average shares outstanding,
      as adjusted                                             30,872,700    25,650,500     29,072,300     25,604,600
                                                              ==========    ==========     ==========     ==========
  Primary loss per share                                          ($0.03)       ($0.05)        ($0.06)        ($0.08)
                                                              ==========    ==========     ==========     ==========


A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B. Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.

                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE
- -----------------------------------------------------------


                                                             Three Months Ended            Six Months Ended
                                                                   June 30,                     June 30,
                                                             1996           1995           1996           1995
                                                           ----------    ----------     ----------     ----------
FULLY-DILUTED EARNINGS PER SHARE:

Computation for Statement of Operations
- ---------------------------------------

Adjustment to net loss per statements
  of operations to amount used in fully
  diluted loss per share computation:

  Net loss                                                  ($999,700)  ($1,351,100)   ($1,827,900)   ($1,999,000)

  Add interest on convertible
  debentures, net of tax effect                               (B)            (B)           (B)            (B)
                                                           ----------    ----------     ----------     ----------
  Net loss, as adjusted                                     ($999,700)  ($1,351,100)   ($1,827,900)   ($1,999,000)
                                                           ==========    ==========     ==========     ==========
Adjustment to weighted average shares
  outstanding to amount used in fully
  diluted loss per share computation:

  Weighted average shares outstanding                      30,872,700    25,650,500     29,072,300     25,604,600

  Additional shares issuable from
      assumed exercise of options
      and warrants (Note A)                                   (B)            (B)           (B)            (B)

  Add shares issuable from assumed
      exercise of convertible debentur                        (B)            (B)           (B)            (B)
                                                           ----------    ----------     ----------     ----------
  Fully-diluted average shares
      outstanding, as adjusted                             30,872,700    25,650,500     29,072,300     25,604,600
                                                           ----------    ----------     ----------     ----------
  Fully-diluted loss per share                                 ($0.03)       ($0.05)        ($0.06)        ($0.08)
                                                           ==========    ==========     ==========     ==========



A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B. Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.